                                                                    EXHIBIT 99.1

         The estimated expenses incurred by the Company in connection with its issuance and distribution of the Shares are set forth in the following table:

                  SEC Registration Fee*                        $  15,000
                  Printing and Engraving Costs                    50,000
                  Accounting Fees and Expenses                    55,000
                  Legal Fees and Expenses                        125,000
                  Financial Advisor Fees                         275,000
                  Miscellaneous                                   30,000
                                                               ---------
                          Total                                $ 550,000

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*        On January 23, 2001, the Company filed with the Securities and Exchange
         Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-3 for the registration of $75 million of various securities. In connection with the filing of such Registration Statement, the Company paid a registration fee of $18,750. Because the Shares were issued pursuant to the Registration Statement, the amount set forth represents the amount of the previously paid registration fee properly allocable to the registration of the Shares.